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                                                                    Exhibit 4.4
                          Form of Capital Security

                  [If the Capital Security is to be represented by a Global Security, INSERT:

                  This Capital Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depository"), or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

                  Unless this Capital Security Certificate is presented by an authorized representative of the Depository to CSBI Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]



Certificate No. ___                     Number of Capital Securities:  _______
CUSIP No. ______ [if any]


                    Certificate Evidencing Capital Securities
                                       of
                              CSBI Capital Trust I

            11 3/4% Subordinated Capital Income Securities, Series A
                (liquidation amount $1,000 per Capital Security)

                  CSBI Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that [Cede & Co.][Name of definitive owner] (the "Holder") is the registered owner of _______ capital securities (with an aggregate liquidation amount of $__________) of the Trust, representing undivided beneficial ownership interests in the assets of the Trust, designated the 11 3/4% Subordinated Capital Income Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and


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Restated Declaration of Trust of the Trust, dated as of July 15, 1997 (as the same may be amended from time to time, the "Declaration"), among Commerce Security Bancorp, Inc., as Sponsor (the "Company"), Robert P. Keller, Curt A. Christianssen and Claire Fitzpatrick, as Regular Trustees, Wilmington Trust Company, as Property Trustee, and Wilmington Trust Company, as Delaware Trustee. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for all United States tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided indirect beneficial ownership interests in the Debentures.

                  IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of ____________, 199_.

                                     CSBI CAPITAL TRUST I


                                     By: _____________________________
                                     Name:
                                     Title:



                  This is one of the Securities referred to in the within-mentioned Declaration.

                                     WILMINGTON TRUST COMPANY


                                     By: _____________________________
                                            Authorized Officer



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         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years after the later of the date of original issue and the last date on which the Trust or any affiliate of the Trust was the owner of such Capital Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such transfer is being made:

                                   [Check One]

(1)      ___      to the Trust or a subsidiary thereof; or

(2)      ___      pursuant to and in compliance with Rule 144a under the
                  Securities Act of 1933, as amended; or

(3)      ___      to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trust a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Property Trustee); or

(4)      ___      pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(5)      ___      pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(6)      ___      pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Property Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3),
(4) or (6) is checked, the Trust or the Property Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) and other information as the Property Trustee or the Trust may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

if none of the foregoing boxes is checked, the Property Trustee shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Declaration shall have been satisfied.


Dated: __________________              Signed:__________________________________
                                              (Sign exactly as name appears on
                                               the other side of this Security)

Signature Guarantee:_______________________________________
                     Participant in a Recognized
                     Signature Guarantee Medallion Program


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              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust and the Company as the undersigned has requested pursuant to Rule 144A and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________                  _______________________________________________
                                 NOTICE:  To be executed by an executive officer